Exhibit 23.3
                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Annual Report of Bristol Retail Solutions, Inc. on Form 10-KSB/A for the year ended December 31, 1997 of our report dated June 5, 1997 (relating to the financial statements of Smyth Systems, Inc.), appearing in the current report on Form 8-K/A of Bristol Retail Solutions, Inc. filed on July 29, 1997.

/s/ Deloitte & Touche LLP
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Akron, Ohio
August 13, 1998